EXHIBIT 99.1

ACACIA
RESEARCH
CORPORATION

                                                         Contacts: Bret L. Undem
                                                                 Media Relations
                                                             Tel. (425) 493-2293
                                                             Fax. (425) 493-2010

FOR IMMEDIATE RELEASE
---------------------
March 11, 2004

                   ACACIA RESEARCH - COMBIMATRIX COMMON STOCK
                                TO BEGIN TRADING
                      ON THE NASDAQ NATIONAL MARKET SYSTEM
                                ON MARCH 12, 2004


                  Newport Beach, Calif. - (BUSINESS WIRE) - March 11, 2004 - Acacia Research Corporation (Nasdaq: CBMX:ACTG) announced today that its Acacia Research - CombiMatrix common stock will begin trading on the NASDAQ National Market system on March 12, 2004. The stock had previously traded on the NASDAQ Small Cap Market. The Acacia Research - CombiMatrix stock will continue trading under its current symbol "CBMX".


ABOUT ACACIA RESEARCH COPORATION

Acacia Research Corporation comprises two operating groups: Acacia Technologies Group and CombiMatrix Group.

The CombiMatrix group is developing a platform technology to rapidly produce customizable active biochips, which are semiconductor-based tools for use in identifying and determining the roles of genes, gene mutations and proteins. CombiMatrix's technology has a wide range of applications including DNA synthesis/diagnostics, siRNA synthesis, drug discovery, and immunochemical detection. CombiMatrix provides DNA arrays to researchers under the CustomArray(TM) brand. CombiMatrix's Express Track(sm) drug discovery program is a systems biology approach, using its technology, to target common viral diseases with siRNA compounds.

The Acacia Technologies Group develops, acquires, and licenses patented technologies. Acacia's DMT technology, which is supported by 5 U.S. and 31 foreign patents, relates to audio and audio/video transmission and receiving systems commonly known as audio-on-demand, video-on-demand, and audio/video streaming, and is used for distributing digital content via several means including Internet, cable, satellite and wireless systems.

Acacia Research-Acacia Technologies (Nasdaq: ACTG) and Acacia
Research-CombiMatrix (Nasdaq: CBMX) are both classes of common stock issued by Acacia Research Corporation and are intended to reflect the performance of the respective operating groups and are not issued by the operating groups.

Information about the Acacia Technologies Group and the CombiMatrix Group is available at www.acaciaresearch.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED UPON OUR CURRENT EXPECTATIONS AND SPEAK ONLY AS OF THE DATE HEREOF. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY AND ADVERSELY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS AND UNCERTAINTIES, INCLUDING THE ECONOMIC SLOWDOWN AFFECTING TECHNOLOGY COMPANIES, OUR ABILITY TO SUCCESSFULLY DEVELOP PRODUCTS, RAPID TECHNOLOGICAL CHANGE IN OUR MARKETS, CHANGES IN DEMAND FOR OUR FUTURE PRODUCTS, LEGISLATIVE, REGULATORY AND COMPETITIVE DEVELOPMENTS AND GENERAL ECONOMIC CONDITIONS. OUR ANNUAL REPORT ON FORM 10-K, RECENT AND FORTHCOMING QUARTERLY REPORTS ON FORM 10-Q, RECENT CURRENT REPORTS ON FORMS 8-K AND 8-K/A, AND OTHER SEC FILINGS DISCUSS SOME OF THE IMPORTANT RISK FACTORS THAT MAY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION. WE UNDERTAKE NO OBLIGATION TO REVISE OR UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS FOR ANY REASON.